                                                                      EXHIBIT 21




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                                 AMERIGAS PARTNERS, L.P. SUBSIDIARIES

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                                                             STATE
                                                              OF
                     SUBSIDIARY                          ORGANIZATION/              OWNERSHIP
                                                         INCORPORATION

=================================================================================================
  AMERIGAS PARTNERS, L.P.                                     DE

            AmeriGas Finance Corp.                            DE                      100%

       AmeriGas Propane, L.P.                                 DE                        *

            AmeriGas Propane Parts &                          PA                      100%
              Service, Inc.

            Northwest LPG Supply Ltd.                       Canada                    100%

            Petrolane Offshore Limited                      Bermuda                   100%
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


* AmeriGas Partners, L.P. owns 98.9899% of the limited partnership interest in AmeriGas Propane, L.P.